Termination Agreement

This Termination Agreement by and between Federal-Mogul Corporation, a Delaware company (the “Company”) and Jeff Kaminski (“Executive”) is entered into as of April 15, 2009.

WHEREAS, the Executive and the Company entered in to an Amended and Restated Change in Control Employment Agreement dated as of December 15, 2008 (the “CIC Agreement”); and

WHEREAS, the Executive and the Company have mutually agreed to terminate the CIC Agreement as of April 15, 2009 (the “Termination Date”).

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.	The Company and Executive agree to terminate the CIC Agreement as of the Termination Date.

2.
As of the Termination Date, the CIC Agreement shall be terminated and shall be deemed to have no further force and effect as of the Termination Date, and neither the Company nor Executive shall have any rights, obligations or duties under the CIC Agreement as of the Termination Date.

3.
The Severance Agreement dated as of December 15, 2008 by and between the Company and Executive shall continue in full force and effect in accordance with its terms and conditions and shall not be affected by the execution and delivery of this Termination Agreement.

IN WITNESS WHEREOF, the Company and Executive have executed this Termination Agreement as of the date first above written.

FEDERAL-MOGUL CORPORATION

/s/ Robert L. Katz
Robert L. Katz
Senior Vice President

/s/ Jeff Kaminski
Executive